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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40160, 333-36068, 333-33358, 333-87309 and
333-89499) of Internet Pictures Corporation of our report dated February 17, 2001 relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.


PricewaterhouseCoopers LLP


Knoxville, Tennessee
April 2, 2001